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                                                                     EXHIBIT 5.1


July 2, 2002

Inveresk Research Group, Inc.
11000 Weston Parkway
Suite 100
Cary, North Carolina 27513

Re:      Registration Statement on Form S-8

Ladies and Gentlemen:

We have acted as special counsel to Inveresk Research Group, Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing of the Company's Registration Statement on Form S-8 (the "Registration Statement") with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), registering 5,565,589 shares of the Company's common stock, par value $.01 per share (the "Shares"), issuable pursuant to the Inveresk Research Group, Inc. 2002 Stock Option Plan and the Inveresk Research Group, Inc. 2002 Non-Employee Directors Stock Option Plan (collectively, the "Plans").

In rendering the opinion expressed below, we have examined and relied upon originals or copies, certified or otherwise identified to our satisfaction, of such corporate records, documents, certificates and other instruments as in our judgment are necessary or appropriate. As to factual matters relevant to the opinion set forth below, we have, with your permission, relied upon certificates of officers of the Company and public officials.

Based upon the foregoing, and on such examination of law as we have deemed necessary, we are of the opinion that that the Shares have been duly authorized and, upon issuance and delivery of the Shares by the Company against payment therefor in accordance with the terms and provisions of the Plans, such Shares will be validly issued, fully paid and nonassessable.

The foregoing opinion relates only to the General Corporation Law of the State of Delaware.

We hereby consent to the filing of this letter as an exhibit to the Registration Statement and to the reference to our firm in the Registration Statement under the caption "Legal Matters." In giving this consent, we do not concede that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Clifford Chance Rogers & Wells LLP